EXHIBIT 5
KUTAK ROCK LLP
THE OMAHA BUILDING
1650 FARNAM STREET
OMAHA, NEBRASKA 68102-2186
402-346-6000
FACSIMILE 402-346-1148
WWW.KUTAKROCK.COM
May 12, 2010
Board of Directors
Lindsay Corporation
2222 North 111th Street
Omaha, Nebraska 68164

Re:	Lindsay Corporation Registration Statement on Form S-8 for up to 895,562
Shares of Common Stock Issuable under the Lindsay Corporation
2010 Long-Term Incentive Plan
Gentlemen:
     We have acted as counsel to Lindsay Corporation (the “Company”) in connection with the filing of the registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) relating to the 895,562 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), issuable pursuant to the Company’s 2010 Long-Term Incentive Plan (the “Plan”).
     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering the opinion expressed below, we have reviewed the Plan, the resolutions of the Company’s Board of Directors relating to the adoption of the Plan, the records of the Company’s 2010 Annual Meeting of Stockholders and such other matters, documents and law as we have deemed necessary for purposes of rendering this opinion.
     Based on and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

Very truly yours,
/s/ KUTAK ROCK LLP